Exhibit 99.1

Streamline Health® Reports Second Quarter 2019 Revenues Of $4.8 Million; ($0.6 Million) Net Loss; Adjusted EBITDA Of $0.2 Million

Total First Half Fiscal 2019 Revenue Of $10.2 Million; ($0.3 Million) Net Loss; Adjusted EBITDA Of $1.3 Million

ATLANTA, Sept. 11, 2019 /PRNewswire/ — Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced financial results for the second quarter and first half of fiscal 2019, which ended July 31, 2019.

Revenues for the three-month period ended July 31, 2019 decreased approximately 9% to $4.8 million over the July 31, 2018 quarter revenue of $5.3 million.  Recurring revenue comprised 82% of total revenue in the quarter. Revenues for the first six months of fiscal 2019 were $10.2 million, down approximately 12% as compared to $11.5 million in the first half of fiscal 2018.  Recurring revenue comprised 79% of total revenue for the first half of fiscal 2019.

Net loss for the second quarter was ($0.6 million) as compared to a ($1.5 million) net loss in the same period a year ago.  Net loss for the first six months of fiscal 2019 was ($0.3 million) as compared to ($2.1 million) net loss for the same period in 2018.

Adjusted EBITDA for the second quarter 2019 was $0.2 million versus $0.4 million in the second quarter of 2018. Adjusted EBITDA for the first six months of 2019 was $1.3 million, up approximately 35% from $1.0 million in the first half of fiscal 2018.

“One of my primary objectives is to help our company create greater velocity in all the things we do.  As an innovative company, we want to be constantly improving so that our clients find our people, products and services to be indispensable,” stated Tee Green, Interim President and Chief Executive Officer, Streamline Health.  “With our eValuator cloud-based pre-bill coding analysis platform, I believe we are at the forefront of a pre-bill movement with an immense amount of opportunity in both the short and long term. Our second quarter bookings performance of nearly $3.8 million was far superior to the that of previous quarters.  This level of bookings performance demonstrates that the company has been executing on a good plan for sales growth, and I want to find ways to increase the velocity on that plan.”

“I’m pleased to report that our nationwide search for a new President and Chief Executive Officer is going well, although it’s in the early stages,” continued Tee Green. “We have already interviewed a number of highly qualified candidates who are excited about the potential they see in our company.  I will keep you updated as to the board’s progress on this front, but I am excited to be working closely with the talented folks we have on our team.”

Highlights for the second quarter ended July 31, 2019 included:

•                                          New sales bookings for the second quarter 2019 were $3.8 million;

•                                          Revenue for the second quarter 2019 was $4.8 million;

•                                          Net loss for the second quarter 2019 was ($0.6 million);

•                                          Adjusted EBITDA for the second quarter 2019 was $0.2 million.

Conference Call Information

The Company will conduct a conference call to review the results on Thursday, September 12, 2019 at 9:00 AM ET. Interested parties can access the call by joining the live webcast: click here to register. You can also join by phone by dialing 877-269-7756.

A replay of the conference call will be available from September 12, 2019 at 12:00 PM ET to Thursday, September 19, 2019 at 12:00 PM ET by dialing 877-660-6853 and entering passcode 13694220. An online replay of the presentation will also be available for 6 months following the presentation in the Investor Relations section of the Streamline Health website, www.streamlinehealth.net.

*Non-GAAP Financial Measures

Streamline Health reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). Streamline Health’s management also evaluates and makes operating decisions using various other measures. One such measure is adjusted EBITDA, which is a non-GAAP financial measure. Streamline Health’s management believes that this measure provides useful supplemental information regarding the performance of Streamline Health’s business operations.

Streamline Health defines “adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, non-cash valuation adjustments to assets and liabilities, significant non-recurring expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, and professional and advisory fees. A table illustrating this measure is included in this press release.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that support revenue cycle optimization for healthcare enterprises.   We deliver integrated solutions and analytics that enable providers to drive reimbursement in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s growth prospects, estimates of backlog, industry trends and market growth, results of investments in sales and marketing, adjusted EBITDA, success of future products and related expectations and assumptions.  These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development and enhancement of current solutions, key strategic alliances with vendors and channel partners that resell the Company’s solutions, the ability of the Company to control costs, the effects of cost-containment measures implemented by the Company, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenues:
Systems sales	$147,000	$386,000	$378,000	$1,518,000
Professional services	408,000	271,000	989,000	509,000
Audit services	354,000	248,000	749,000	608,000
Maintenance and support	2,759,000	3,216,000	5,710,000	6,525,000
Software as a service	1,125,000	1,148,000	2,324,000	2,372,000
Total revenues	4,793,000	5,269,000	10,150,000	11,532,000

Operating expenses:
Cost of systems sales	143,000	290,000	256,000	540,000
Cost of professional services	581,000	697,000	1,123,000	1,404,000
Cost of audit services	321,000	300,000	624,000	694,000
Cost of maintenance and support	413,000	566,000	822,000	1,215,000
Cost of software as a service	300,000	282,000	580,000	598,000
Selling, general and administrative	2,461,000	2,520,000	4,945,000	5,768,000
Research and development	867,000	1,213,000	1,659,000	2,275,000
Executive transition cost	140,000	—	140,000	—
Loss on exit of operating lease	—	806,000	—	806,000
Total operating expenses	5,226,000	6,674,000	10,149,000	13,300,000
Operating (loss) income	(433,000)	(1,405,000)	1,000	(1,768,000)
Other expense:
Interest expense	(70,000)	(110,000)	(148,000)	(227,000)
Miscellaneous expense	(103,000)	(5,000)	(144,000)	(92,000)
Loss before income taxes	(606,000)	(1,520,000)	(291,000)	(2,087,000)
Income tax expense	(2,000)	(2,000)	(4,000)	(4,000)
Net loss	$(608,000)	$(1,522,000)	$(295,000)	$(2,091,000)
Net loss per common share — basic and diluted	$(0.03)	$(0.08)	$(0.01)	$(0.11)
Weighted average number of common shares — basic and diluted	19,913,658	19,532,044	19,853,510	19,415,676

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

Assets

	July 31,	January 31,
	2019	2019
Current assets:
Cash and cash equivalents	$1,229,000	$2,376,000
Accounts receivable, net	2,764,000	2,933,000
Contract receivables	861,000	1,263,000
Prepaid hardware and other current assets	1,786,000	1,346,000
Total current assets	6,640,000	7,918,000

Non-current assets:
Property and equipment, net	207,000	237,000
Contract receivables, less current portion	337,000	407,000
Capitalized software development costs, net	7,159,000	5,698,000
Intangible assets, net	1,384,000	1,669,000
Goodwill	15,537,000	15,537,000
Other non-current assets	287,000	274,000
Total non-current assets	24, 911,000	23,822,000
	$31,551,000	$31,740,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

Liabilities and Stockholders’ Equity

	July 31,	January 31,
	2019	2019
Current liabilities:
Accounts payable	$927,000	$1,280,000
Accrued expenses	1,229,000	1,814,000
Current portion of long-term debt	597,000	597,000
Line of credit	1,000,000	—
Deferred revenues	8,624,000	8,338,000
Royalty liability	936,000	—
Other	95,000	94,000
Total current liabilities	13,408,000	12,123,000

Non-current liabilities:
Term loan, net of current portion and deferred cost	3,081,000	3,351,000
Royalty liability	—	905,000
Deferred revenues, less current portion	27,000	432,000
Other liabilities	24,000	41,000
Total non-current liabilities	3,132,000	4,729,000
Total liabilities	16,540,000	16,852,000

Series A 0% Convertible Redeemable Preferred Stock	8,686,000	8,686,000

Total stockholders’ equity	6,325,000	6,202,000
	$31,551,000	$31,740,000

STREAMLINE HEALTH SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended,
	July 31, 2019	July 31, 2018
Cash flows from operating activities:
Net loss	$(295,000)	$(2,091,000)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	76,000	325,000
Amortization of capitalized software development costs	417,000	646,000
Amortization of intangible assets	285,000	470,000
Amortization of other deferred costs	136,000	228,000
Valuation adjustment	31,000	56,000
Loss on exit of operating lease	—	806,000
Gain on disposal of fixed assets	—	(2,000)
Share-based compensation expense	429,000	367,000
Provision for accounts receivable	(125,000)	(64,000)
Changes in assets and liabilities, net	(865,000)	(265,000)
Net cash provided by operating activities	89,000	476,000

Cash flows from investing activities:
Purchases of property and equipment	(46,000)	(14,000)
Proceeds from sale of property and equipment	—	14,000
Capitalization of software development costs	(1,878,000)	(1,529,000)
Net cash used in investing activities	(1,924,000)	(1,529,000)

Cash flows from financing activities:
Proceeds from revolving line of credit	1,000,000	—
Principal payments on term loan	(298,000)	(298,000)
Payments related to settlement of employee share awards	(31,000)	(58,000)
Other	17,000	35,000
Net cash provided by (used in) financing activities	688,000	(321,000)
Decrease in cash and cash equivalents	(1,147,000)	(1,374,000)
Cash and cash equivalents at beginning of year	2,376,000	4,620,000
Cash and cash equivalents at end of period	$1,229,000	$3,246,000

STREAMLINE HEALTH SOLUTIONS, INC.

New Bookings

(Unaudited)

Table B

Three Months Ended July 31, 2019
Systems Sales	$112,000
Professional Services	478,000
Audit Services	124,000
Maintenance and Support	104,000
Software as a Service	2,966,000
Q2 2019 bookings	$3,784,000
Q2 2018 bookings	$1,904,000

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Table C

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for Adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Streamline Health’s management in its operating and financial decision-making uses non-GAAP financial measures because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the Company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the Company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. The Company’s management compensates for these limitations by considering the Company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release. Streamline Health defines “Adjusted EBITDA” as net earnings (loss) plus interest expense, tax expense, depreciation and amortization expense of tangible and intangible assets, stock-based compensation expense, non-cash valuation adjustments to assets and liabilities, significant non-recurring expenses, and transactional related expenses including: gains and losses on debt and equity conversions, associate severances and related restructuring expenses, associate inducements, professional and advisory fees, and internal direct costs incurred to complete transactions.

Reconciliation of net earnings (loss) to non-GAAP Adjusted EBITDA (in thousands):

(Unaudited)

Adjusted EBITDA Reconciliation	Three Months Ended,		Six Months Ended,
	July 31, 2019	July 31, 2018	July 31, 2019	July 31, 2018
Net loss	$(608)	$(1,522)	$(295)	$(2,091)
Interest expense	70	110	148	227
Income tax expense	2	2	4	3
Depreciation	41	153	76	325
Amortization of capitalized software development costs	211	331	417	646
Amortization of intangible assets	142	235	285	470
Amortization of other costs	55	91	105	193
EBITDA	(87)	(600)	740	(227)
Share-based compensation expense	160	144	429	367
Gain on disposal of fixed assets	—	—	—	(2)
Non-cash valuation adjustments to assets and liabilities	16	5	31	56
Other non-recurring operating expenses	75	806	75	806
Other non-recurring expenses	74	—	74	—
Adjusted EBITDA	$238	$355	$1,349	$1,000
Adjusted EBITDA per diluted share
Loss per share — diluted	$(0.03)	$(0.08)	$(0.01)	$(0.11)
Adjusted EBITDA per adjusted diluted share (1)	$0.01	$0.02	$0.06	$0.04

Diluted weighted average shares	19,913,658	19,532,044	19,853,510	19,415,676
Includable incremental shares — Adjusted EBITDA (2)	3,163,149	3,053,210	3,097,413	3,064,204
Adjusted diluted shares	23,076,807	22,585,254	22,950,923	22,479,880

(1)                                 Adjusted EBITDA per adjusted diluted share for the Company’s common stock is computed using the more dilutive of the two-class method or the if-converted method.

(2)                                 The number of incremental shares that would be dilutive under profit assumption, only applicable under a GAAP net loss. If GAAP profit is earned in the current period, no additional incremental shares are assumed.